UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by Varian, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Varian, Inc.

Commission File No.: 000-25393

VARIAN, INC.

Frequently Asked Questions for Employees

INTERNAL VARIAN USE ONLY

Date: July 27, 2009

Overview

Q1.	Why is Agilent acquiring Varian?

Agilent’s biggest opportunities for future growth are in the scientific instrumentation businesses that Agilent calls Bio-Analytical Measurement. It is a growing, profitable business now and Agilent believes strongly that by adding Varian’s technology and talent, it can become an even more successful leader in this field.

The two companies fit together well in several ways. Agilent and Varian both have a long history of technology leadership and innovation. Varian brings expertise and experience across different but complementary geographies and applications. The combined company will be able to provide customers a more comprehensive set of solutions across a wider range of industries.

Acquisitions are more successful when the two company cultures are similar. That is certainly the case here. People at both companies demonstrate strong commitment to integrity and customer satisfaction as well as the focus on collaboratively developing technology into great products.

Q2.	Why is Varian entering into this transaction?

Varian is a strong standalone company: We have a solid financial position, a broad technology and product portfolio and a large and loyal customer base. Opportunities exist in all our businesses and regions. This transaction promises to propel us forward even more quickly and successfully. The plans that you are currently implementing and evolving will gain strength from the infrastructure, technologies and relationships that Agilent brings.

We see this transaction as wholly consistent with our responsibilities to create value for our shareholders, opportunities for our employees and our customers.

Q3.	Which Agilent organization will Varian join?

Varian will join Agilent’s Life Sciences and Chemical Analysis (LSCA) business.

Q4.	What will happen to our existing product roadmap?

Business will continue as usual until the acquisition is final. Agilent’s integration team will begin work on how the companies and product portfolios will be integrated. We will share further information as it becomes available. It is important that we focus on our daily responsibilities and continue to excel.

Q5.	How can I learn more about Agilent?

Agilent Technologies is the world’s premier measurement company, on the leading edge of nearly every major trend in communications, electronics and life sciences. From optical and wireless communications to disease and discovery research, Agilent delivers product and technology innovations that benefit millions of people around the world. To learn more, visit www.agilent.com/about.

VARIAN, INC.

Frequently Asked Questions for Employees

INTERNAL VARIAN USE ONLY

Q6.	I don’t know how acquisitions work. What happens next? What has to happen before the deal is final?

1.	Varian shareholders have to approve the transaction. The company will prepare proxy materials for filing with the Securities and Exchange Commission (SEC). Once this material has been cleared by the SEC, a special shareholder meeting will be scheduled and the proxy will be mailed to shareholders. Shareholders will then vote in person or by proxy.

2.	As is standard in transactions of this size, the combination will be reviewed by regulatory agencies in the U.S. (the Federal Trade Commission), the European Union, and other governmental authorities.

3.	At the same time that we will be working to meet these conditions, teams from both Varian and Agilent will be meeting to develop a plan for a smooth integration of operations once the transaction closes.

4.	The transaction is subject to approval by the shareholders of Varian and will be completed after achieving customary closing conditions and regulatory approvals, which Agilent expects before calendar year-end. The transaction is not subject to any financing conditions.

Impact on Varian Employees

Q7.	How will the sale of Varian to Agilent benefit us, the employees?

This is an exciting opportunity for Varian to innovate and grow by leveraging Agilent’s global scale, technology and financial resources. Together, our two companies can share and build on our complementary technologies and know-how. We will be able to provide our customers with an ever more comprehensive set of solutions across a wider range of industries.

At the time of close Varian employees become Agilent employees. After the acquisition is completed, and Agilent and Varian are one company, some anticipated restructuring will affect Agilent’s LSCA business as well as Varian.

Q8.	Will any Varian or Agilent employees lose their jobs as a result of this acquisition?

As noted above, after the acquisition is completed, some anticipated restructuring will occur – especially in jobs where there could be some overlap of responsibilities. This restructuring will affect Agilent as well as Varian. At this time, we do not know how many jobs will be affected after the acquisition is final.

Q9.	To whom will I report?

This transaction does not trigger changes to your reporting relationship. After the acquisition is final, Varian will be integrated into Agilent’s Life Sciences and Chemical Analysis business. Over the coming weeks, Agilent will form an integration team and begin reviewing plans for integrating Varian. We will share information as plans are finalized in the coming weeks and months.

Q10.	What will happen to my current benefits?

At the time of close, you will enroll in and be eligible for Agilent health and welfare plans, subject to local laws and regulations.

Q11.	When will I hear more about Agilent benefits?

Agilent’s benefits are described in the Career section of the Agilent public web site at www.agilent.com. For the U.S., a summary benefit document is available at http://www.jobs.agilent.com/benefits.pdf. Additional information regarding the transition will be provided as it is developed.

VARIAN, INC.

Frequently Asked Questions for Employees

INTERNAL VARIAN USE ONLY

Q12.	Does Agilent have any plans to close down or move us elsewhere?

Over the coming weeks, Agilent will form an integration team and begin reviewing plans for integrating Varian. We will share information as Agilent is ready to do so.

Q13.	What is my status between now and the closing of the transaction?

You will continue to be covered by your Varian programs and benefits. Your salary will be administered as usual and existing performance expectations of you remain unchanged.

What to Do in the Period Before the Deal “Closes”

Q14.	What should I do between now and the closing of the acquisition?

Continue your normal job. If you have any questions about your current job, please talk with your manager. For many reasons, it is important to maintain focus, making your work as successful as possible during this period.

We understand that, along with excitement, this transaction brings many uncertainties, the resolution of which cannot be accelerated. Uncertainty can be stressful. Helping others focus on their work rather than on the unknowns will help them avoid that potential stress.

Q15.	Will Varian customers, partners and distributors be notified of the acquisition?

Yes, Varian is notifying its customers via individual phone calls and/or an e-mail message.

Agilent wants to retain the customers that Varian has intensely nurtured. In the short term it is business as usual; we are two separate companies. Once we close, we will want to make the transition to Agilent as seamless as possible for the customers while ensuring the high levels of service that Varian is known for.

Q16.	What can we say between now and close to our customers, partners, friends and family?

You can relay any publicly available information, such as information included in the press release announcing the acquisition.

It is important, in all situations, to not speculate about what may happen once the acquisition is complete. See the sections below for specifics on Do’s and Don’t’s when speaking with customers and partners.

Q17.	How will we interact with Agilent staff before the closing?

Because of legal requirements, only a few Varian people will interact with the Agilent staff before the closing of the acquisition.

For legal and regulatory reasons, it is very important that Varian employees not contact any Agilent employees (and vice a versa) until the acquisition is completed. Even if you personally know an Agilent employee, you must not discuss the acquisition. The acquisition will be under strict regulatory review until it is completed.

VARIAN, INC.

Frequently Asked Questions for Employees

INTERNAL VARIAN USE ONLY

Do’s and Don’ts When Communicating with Customers

DO: Conduct business as usual and focus on our customers

DO: Express a positive view of the transaction (without speculating beyond what has been publicly announced).

Only if asked, you may share the following outside of Varian:

•	Verbally share the script/information that will be provided to all Varian customer-facing employees about this acquisition. Do NOT distribute those materials.

•	Public information included in the press release announcing this acquisition.

DON’T: What to avoid

•	Don’t share any information other than publicly available information.

•	Don’t contact Agilent customers and give any impression that Agilent and Varian are already one company.

•	Don’t speak for or answer questions on behalf of Agilent.

•	Don’t speculate about what may happen once the acquisition is completed.

•	Don’t refer Varian customers, suppliers or partners to Agilent.

Do’s and Don’ts When Communicating with Vendors and Distributors

DO: Conduct business as usual and focus on our customers

Only if asked, you may share the following outside of Varian:

•	Public information included in our joint press release announcing this acquisition.

DON’T: What to avoid

•	Don’t share any information other than publicly available information.

•	Don’t contact Agilent partners and give any impression that Agilent and Varian are already one company.

•	Don’t discuss any partner deals.

•	Don’t speak for or answer questions on behalf of Agilent.

•	Don’t speculate about what may happen once the acquisition is completed.

•	Don’t refer Varian suppliers or partners to Agilent

•	Don’t communicate with Varian partners about Agilent (future portfolio and/or territory assignments).

How can I get additional questions answered?

Contact your manager.

VARIAN, INC.

Frequently Asked Questions for Employees

INTERNAL VARIAN USE ONLY

Additional Information and Where to Find It

Varian, Inc. (“Varian”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Note on Forward-Looking Statements

This FAQ contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, the ability of Agilent to successfully integrate Varian’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Varian’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and Varian’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Varian assumes no obligation to update any forward-looking statement contained in this FAQ.